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                                 LEASE AGREEMENT


     THIS LEASE made this 10th day of August, 1989, between CENTRUM G.B. II CORPORATION, a Florida corporation,

hereinafter referred to as the "Landlord", and PUBLIX SUPER MARKETS, INC., a Florida corporation, hereinafter referred to as the "Tenant".

                              W I T N E S S E T H:

                                    PREMISES

     SECTION 1. That the Landlord for and in consideration of the covenants, conditions, agreements and stipulations herein contained, does hereby lease to Tenant, and Tenant does hereby hire from the Landlord those certain premises consisting of a storeroom measuring 42,112 square feet as identified by an outline in red on the Plot Plan attached hereto and made a part hereof and designated Exhibit "A", in a building to be erected and constructed upon property situated in the County of Dade, State of Florida, described in Exhibit "B" which is attached hereto and made a part hereof. In addition, Tenant shall have the exclusive right to use the area designated "Service Area" lying adjacent to the demised premises as shown on Exhibit "A". The "shopping center" (as defined and used herein) is the land, together with the buildings shown on said Exhibit "A". The portion of said building being leased hereunder is hereinafter referred to as the "demised premises", and is a portion of a shopping center to be erected on said lands, which shopping center shall be designated as Miami Gardens Shops.

                                      TERM

     SECTION 2. To have and to hold the said premises, together with all and singular the improvements and easements thereunto belonging, unto the Tenant for a period of twenty (20) years, commencing September 1, 1991, and ending at midnight on August 31, 2011, subject, however, to the premises being fully completed on or before September 1, 1991, in accordance with the plans and specifications hereinafter referred to, and which are made a part hereof as though physically incorporated herein, and which have been initialed by the parties hereto, and further provided that at least 30 days prior written notice has been given by the Landlord to the Tenant that the said premises will be completed and ready for Tenant's occupancy in accordance with said plans and specifications.

     No rental shall accrue hereunder until 30 days after the demised premises are completed as aforesaid and possession thereof has been delivered to Tenant, but in any event Tenant shall commence paying rent and this lease shall commence when Tenant begins doing business on the demised premises.

                                 OPTION PERIODS

     SECTION 3. Tenant is given the option, if Tenant is not in default under the terms of this lease, to renew this lease for four (4) successive five (5) year periods on the same terms and conditions herein contained, which options shall be automatically exercised every five (5) years after the end of the initial term of this lease without further notice to Landlord, unless the Tenant notifies Landlord in writing of its election not to renew at least six months prior to the end of the term or any extended
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term.  Except as otherwise provided in this lease, all the agreements and conditions in this lease contained shall apply to the period or periods to which the original term of this lease shall be extended.

                                      RENT

     SECTION 4. Tenant shall pay to the Landlord, as rental for the premises, in lawful money of the United States of America, which shall be legal tender for all debts and dues, public and private at the time of payment, as follows:

     A. The fixed annual minimum rental of TWO HUNDRED SIXTY THREE THOUSAND TWO HUNDRED AND NO/100 ($263,200.00) DOLLARS payable in equal monthly installments of TWENTY ONE THOUSAND NINE HUNDRED THIRTY THREE AND 33/100 ($21,933.33) DOLLARS each in advance on the first day of each and every calendar month during the term of this lease. If said term shall commence on a day other than the first day of a month, then rent shall be prorated for the balance of the said month on a per diem basis.

     B.   PERCENTAGE RENT
          In addition to the payment of the fixed annual minimum rental hereinbefore provided, Tenant covenants and agrees to pay to the Landlord as additional rental for each lease year of the term hereof, on the gross sales as hereinafter defined, made in such lease year from the business or businesses conducted on the demised premises, a sum equivalent to:

          One (1%) percent of the gross sales in excess of $29,478,400.00 made in each lease year.

     C.   LEASE YEAR
          The term "lease year" as used herein shall mean the twelve-month calendar period commencing on the January 1st subsequent to Tenant's taking possession of the demised premises pursuant to the provisions herein, and ending the following December 31st, and each succeeding calendar year; except that the first lease year hereunder shall be the period commencing with the date Tenant takes possession of the demised premises pursuant to the provisions herein contained and ending the succeeding December 31st, and the last lease year shall be the period commencing January 1, 2011, and ending August 31, 2011, and additional rental, if any, shall be apportioned at the rate and on the basis aforesaid.

     D.   GROSS SALES
          The term "gross sales" as used is herein defined to mean gross receipts of Tenant and of all licensees, concessionaires and tenants of Tenant, from all business conducted upon or from the demised premises, and whether such business be conducted by Tenant or by any licensees, concessionaires or tenants of Tenant, and whether such receipts be evidenced by check, credit, charge account, exchange or otherwise, and shall include, but not be limited to, the amount received from the sale of goods, wares and merchandise and for services performed on or at the leased premises, together with the amount of all orders taken or received at the leased premises, whether such orders be filled from the leased premises or elsewhere. If any one or more departments or other divisions of Tenant's business shall be sublet by Tenant or conducted by any persons, firm or corporation other than Tenant, then there shall be included in gross receipts for the purpose of fixing the percentage rent payable hereunder all the gross receipts of such departments or divisions, in the same manner and with the same effect as if the business or sales of such departments and divisions of Tenant's business had been conducted by Tenant

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itself.  Gross sales shall not include sales of merchandise for which cash has been refunded, or allowances made on merchandise claimed to be defective or unsatisfactory, provided they shall have been included in gross receipts; and there shall be deducted from gross sales the sales price of merchandise returned by customers for exchange, provided the sales price of the merchandise delivered to the customer in exchange shall be included in gross sales. Gross sales shall not include the amount of any sales, use or gross receipts tax imposed by any federal, state, municipal or governmental authority directly on sales and collected from customers, provided the amount thereof is added to the selling price or absorbed therein, and paid by the Tenant to such governmental authority. Notwithstanding anything contained herein to the contrary, gross sales shall not include receipts or rentals of any kind or nature from any banking activities conducted by Tenant or tenants of Tenant upon or from the demised premises. No franchise or capital stock tax and no income or similar tax based upon income or profits as such shall be deducted from gross sales in any event whatever.

     E.   SALES RECORDS
          The Tenant shall throughout the term of this lease, and for and during any prolongation, extension or renewal thereof, keep a full, true and accurate account of the entire gross sales of the business or businesses conducted on, in or from the demised premises. All such transactions shall be registered and recorded on accurate cash registers, totalling or computing machines, or on other reasonable sales recording devices, and the items thereof shall be posted in books and records of account to reveal the true, correct and entire business conducted in or from the demised premises.

     F.   PERCENTAGE RENTAL PAYMENTS
          Tenant shall submit to the Landlord on or before the 60th day following the end of each lease year, at the place then fixed for the payment of rent, a written statement signed by Tenant, and certified to be true and correct, showing in reasonably accurate detail the amount of gross sales during the preceding lease year. Simultaneously with the delivery of such annual certified statement, Tenant shall pay to the Landlord the additional rental, if any, required to be paid for such preceding lease year.

     G.   INSPECTION OF RECORDS
          The Landlord shall have the right to examine and audit the Tenant's records and to take notes, extracts and memoranda from the cash register records, accounts, books, records and other evidence of the gross sales of the Tenant. Such examination and audit by the Landlord shall be for the sole purpose of ascertaining the amount of the gross sales made in, on, or from the demised premises during the preceding lease year. Such audit shall not be made more often than once during each lease year by the Landlord, or a certified public accountant selected by the Landlord, and if Landlord wishes to examine and audit Tenant's records as aforesaid, the Landlord shall notify the Tenant and proceed with such audit within ninety (90) days thereafter; except that should Landlord fail to exercise the right to examine and audit the records of Tenant within ninety (90) days after receipt of the annual certified statement as hereinbefore provided, then and in that event Landlord shall have no further right to examine or audit the records of Tenant for said preceding lease year, and the said certified annual statement made by Tenant for said preceding lease year shall be final and binding upon Landlord.

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In the event that any such examination of Tenant's records by Landlord discloses additional percentage rent to be due, then Landlord shall notify Tenant in writing of the amount of the same and Tenant shall pay such additional percentage rent to Landlord within thirty (30) days of receipt of Landlord's notice.

     Any such audit or examination by the Landlord shall be at the Landlord's expense.

     Landlord agrees that any and all information furnished, either in the form of statements of sales delivered by the Tenant, or any information which it might gather from inspection or audit of Tenant's books, shall be regarded as confidential, and shall not be divulged or published by the Landlord except to a mortgagee of the premises or the shopping center, a prospective purchaser of the premises or the shopping center or the Landlord's insurance carrier.

                            CONSTRUCTION AND DELIVERY

     SECTION 5. Tenant has prepared, at its own expense, detailed plans and specifications for said storeroom building to be constructed by the Landlord and covered by the terms of this lease, which said plans and specifications have been approved by the Landlord and have been initialed by the parties hereto and made a part hereof, and Landlord agrees that the said premises shall be constructed in a good and workmanlike manner in accordance therewith, and in such manner as shall comply with all requirements of lawful authorities. Any work required as a result of changes to Tenant's plans and/or specifications requested and/or required by governmental or quasi-governmental authorities shall be done at Tenant's sole cost and expense.

     A. Prior to commencement of construction of the demised premises, Landlord shall submit to Tenant detailed plans and specifications prepared by a registered engineer licensed in the State of Florida which shall show all proposed site work to be constructed in the shopping center of which the demised premises forms a part, including off-site and on-site utilities, paving and drainage, and other related matters. Landlord shall also submit to Tenant the plans and specifications for the facade of the building to be constructed on the demised premises. Said plans and specifications shall have been prepared by Landlord in accordance with Tenant's building plans and specifications furnished to Landlord by Tenant. Landlord agrees that Tenant shall have the right to approve Landlord's plans and specifications as aforesaid, and further that Landlord will not commence construction of the demised premises until said plans are approved by Tenant. The words "commence construction" or "commencement of construction" as used herein and throughout this lease shall mean the pouring of concrete footers for the storeroom to be constructed upon the demised premises.

     B. The Landlord will as promptly and expeditiously as possible begin construction of the demised premises and go forward as rapidly as may be practicable, at Landlord's own cost and expense, with construction thereof for occupancy by the Tenant on or about September 1, 1991.

     C. The demised premises shall be deemed completed and ready for Tenant's occupancy when the Landlord has substantially performed all of the construction and installed all equipment pursuant to and as set forth in this Section 5 in accordance with said plans and specifications.

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     D.   Possession of the demised premises shall be given to the Tenant on or about September 1, 1991; provided, however, if the Landlord shall be unable to complete the storeroom by said date for any reason, the delivery of possession may be delayed from time to time up to and including March 1, 1992, after which time Tenant may terminate this lease, upon giving thirty (30) days written notice to the Landlord of its intention to do so, and upon the giving of said notice, if the demised premises are not completed within said thirty (30) days the within lease shall cease, terminate and come to an end, and the parties hereto shall be released of all obligations hereunder.

     E. Should the Landlord fail to commence construction of the storeroom by December 31, 1990, for any reason, Tenant may terminate this lease, upon giving notice to the Landlord of its intention to do so, and upon the giving of said notice, the within lease shall cease, terminate and come to an end, and the parties hereto shall be released of all obligations hereunder.

     F. Should Landlord fail to commence construction of the storeroom by December 31, 1990, or to complete construction of the storeroom by March 1, 1992, and Tenant does not elect to terminate this lease, Landlord agrees to make any changes in the storeroom being demised to Tenant in accordance with any addenda to the plans and specifications that may be delivered to Landlord by Tenant. The cost of any such changes shall be paid for by Landlord.

     G. At Tenant's sole risk, Landlord will afford Tenant reasonable access to the demised premises prior to the possession date aforesaid for the purpose of inspecting, measuring and installing or arranging for the installation of fixtures, but only to the extent that such activity proceeds without interfering with Landlord's contractors, sub-contractors, and their respective employees.
By giving Tenant access to the demised premises prior to the possession date, Landlord assumes no responsibility whatsoever for injury to persons entering the demised premises, or damage to property brought in or upon the demised premises. By affording such prior access to the Tenant, Landlord shall not be entitled to any rent, nor shall any rent be accrued by reason of such access.

     H. Landlord agrees that upon the commencement date of the term of this lease, construction of the demised premises and the shopping center and the use of the shopping center, including the demised premises, for retail stores, and parking areas in connection therewith, shall be in full compliance with all laws, ordinances and regulations of public authorities having jurisdiction (including, without limitation, zoning and building codes). Landlord agrees that if at any time or times any public authorities having jurisdiction shall complain that the demised premises or the shopping center shall not have been constructed in compliance with any law, ordinance or regulation of any public authority having jurisdiction and shall request compliance, and if failure to comply shall in any way affect the use of the demised premises by Tenant or affect any other rights of Tenant under this lease or impose any obligation upon Tenant, then Landlord shall upon receipt of notice of such complaint cause such repairs, alterations or other work to be done so as to bring about the compliance requested. Nothing herein shall prohibit Landlord from contesting the validity of any such complaint by public authority. If by reason of such failure of compliance or by reason of such repairs, alterations or other work done by Landlord, Tenant shall be deprived of the use or enjoyment of the whole or any material part of the demised premises or the common areas then a proportionate amount of rent shall abate on a per diem basis in proportion to said deprivation.

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                                TENANT'S REPAIRS

     SECTION 6. Tenant shall make all repairs and alterations to the property which Tenant is required to maintain, as hereinafter set forth, which may be necessary to maintain the same in as good repair and condition as the same are in on the date of the term of this lease commences or which may be required by any laws, ordinances or regulations of any public authorities having jurisdiction,reasonable wear and tear and damage by the casualties and events described in Section 9 of this lease excepted. Upon the expiration or other termination of the term of this lease, Tenant shall remove its goods and effects and those of all persons claiming under it and shall yield up peaceably to Landlord the demised premises with so much of the same as Tenant is obligated to maintain pursuant to the provisions of this Section 6 in as good repair and condition as the same were in on the commencement date, reasonable wear and tear and damage by the casualties and events described in Section 9 of this lease excepted. However, notwithstanding anything in this lease contained to the contrary, Landlord, not Tenant, shall make all repairs and alterations to the property which Tenant is required to maintain which may be required as the result of repairs, alterations, other improvements or installations made by Landlord or Landlord's agents. The property which Tenant is required to maintain is the interior of the demised premises, including, without limitation, all glass, windows and doors, and all utilities conduits, fixtures and equipment within the demised premises serving the demised premises exclusively, but excluding all property which Landlord is required to maintain as below provided. Tenant shall also be responsible for the maintenance and repair of the heating, ventilating and air conditioning systems used in the demised premises including replacement of the same if deemed necessary in the Tenant's opinion. In addition, Tenant shall be responsible for maintaining the sprinkler system inside the demised premises.

                               LANDLORD'S REPAIRS

     SECTION 7. Landlord shall make all repairs and alterations to the property which Landlord is required to maintain, as hereinafter set forth, which may be necessary to maintain the same in good repair and condition or which may be required by any laws, ordinances or regulations of any public authorities having jurisdiction. The property which Landlord is required to maintain is the foundation, the roof, the exterior walls, the roof drainage system, the canopy, the structural parts of the demised premises, and, to the extent located within or beneath the floors of the demised premises and not readily accessible by means of removable panels, access doors or the like, all wiring, plumbing, pipes, conduits and other utilities, and, to the extent not included in the foregoing, all utilities conduits, fixtures and equipment serving the demised premises which serve other premises or are located within the shopping center but outside the demised premises, including, without limitation, slabfloors, but excluding all glass, windows and doors. With respect to the exterior walls, Landlord agrees to paint the same not less than once every three years during the term hereof or extended term upon written notice from Tenant that such work is needed. Landlord shall make any repairs or alterations that shall be required at any time during the term of this lease as the result of movement of the building upon the demised premises such as settling. In addition, Landlord shall make any repairs to the property Tenant is required to maintain which are required as a result of a defect in, or failure of repair of, the property Landlord is required to maintain. Landlord shall maintain the sprinkler system outside the demised premises including the risers.

    SECTION 6A AND 7A. If any of the repairs required to be made by Tenant or Landlord, pursuant to the provisions of Sections 6 and 7 of this lease are made necessary by reason of the negligence or intentional acts of the other, their agents, servants, employees and invitees, or by reason of alterations or additions made by the other, such repairs shall be made by the other party at its own cost and expense.

                                   UTILITIES

    SECTION 8. Landlord agrees, in addition to the construction obligations set forth in Section 5 of this lease, to furnish water, sewer, gas, electric current, and any other utilities used by Tenant to within five (5) feet of the demised premises. Landlord shall not take, or permit any occupant of the shopping center to take, any action which shall interrupt, or interfere with, any electric, water, sewerage or telephone service to the demised premises. Tenant agrees to pay and save Landlord harmless and indemnify Landlord from all charges for utility services consumed in the demised premises between the delivery date of the premises and the expiration of the term of this lease.

                            FIRE AND OTHER CASUALTY

    SECTION 9. In the event the building on the demised premises is damaged or destroyed by fire, casualty, or disaster, the Landlord shall promptly cause the same to be substantially restored to the prior existing condition, subject to such changes as the Tenant may reasonably require (provided, however, that such changes will not increase the cost of restoration unless Tenant agrees to pay for such increased cost); due allowance, however, shall be made for a reasonable time necessary for the Landlord to adjust the loss with insurance companies insuring the demised premises at the time of the happening of the fire, or other casualty, and due allowance is to be made for delay occasioned by strikes, lockouts, and conditions beyond the control of the Landlord. In the event of total destruction of the demised premises, and the Landlord fails to completely restore and rebuild same within one year after such fire, casualty, or disaster, then and in that event Tenant may, at its option, elect to terminate and cancel this lease, in which event this lease shall, upon written notice from the Tenant to the Landlord, be terminated, and cancelled, and neither party shall thereafter have any further obligation with respect to the other.

    Should the demised premises, or a portion thereof, be rendered untenantable by reason of damage or destruction thereof by fire, casualty or disaster during the term of this lease as provided in this section, the rent shall abate in proportion to the areas of the demised premises rendered untenantable from the date of the happening of the fire or other casualty or disaster, up to the date of the restoration of the premises. However, no rent shall accrue for any portion of the premises unless Tenant is able to conduct its usual business on that portion of the premises that remain tenantable. If, at the date of the happening of the fire or other disaster, the Tenant shall have paid any rent for a period beyond such date, the Tenant shall be entitled to a proportionate refund.

    It is further agreed that if such damage occurs during the last two (2) years of the original term or any extended term and the cost of restoration amounts to more than one-third (1/3) of the replacement value of the building, as certified to by a reputable, registered architect, Landlord and Tenant shall each have the right to terminate this lease, on written notice to the other given thirty (30) days after such occurrence unless the Tenant shall elect to renew this lease for an additional period of five (5) years.

                                INDEMNIFICATION

    SECTION 10. Tenant shall save Landlord harmless from, and defend and indemnify Landlord against, any and all injury, loss or damage or claims for injury, loss or damage, of whatever nature, to any person or property caused by or resulting from any act, omission or negligence of Tenant or any subtenant or concessionaire of Tenant or any employee or agent of Tenant or any subtenant or concessionaire of Tenant. It is a condition of this save harmless and indemnification that Tenant shall receive written notice of any claim against Landlord upon Landlord's knowledge of the same.

    Landlord shall save Tenant harmless from, and defend and indemnify Tenant against, any and all injury, loss or damage or claims for injury, loss or damage, of whatever nature, to any person or property caused by or resulting from any act, omission or negligence of Landlord or its employees or agents. It is a condition of this save harmless and indemnification that Landlord shall receive written notice of any claim against Tenant upon Tenant's knowledge of the same.

    The provisions of this Section 10 shall be subject to the provisions of
Section 18 below.

                              PEACEFUL POSSESSION

    SECTION 11. So long as the Tenant pays the rent and performs all other obligations on Tenant's part hereunder, Landlord agrees that Landlord will not permit the disturbance of, nor interference with, the Tenant's peaceful and quiet possession and enjoyment of the demised premises during the term herein specified.

                                  ASSIGNMENT

    SECTION 12. If this lease be assigned, or the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy, or collection shall be deemed a waiver or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

                                    DEFAULT

    SECTION 13. Each of the following shall be deemed a default and a breach of this lease:

    A. (a) The filing of a petition by or against the Tenant for adjudication as a debtor within the meaning of Chapter 7 or Chapter 13 or other provisions of the Bankruptcy Act, as now or hereafter amended or supplemented, or for reorganization or arrangement within the meaning of Chapter 11 of said Bankruptcy Act, or the filing of any petition by or against the Tenant under any future bankruptcy act for the same or similar relief;

        (b) The dissolution or the commencement of any action or proceeding for the dissolution or liquidation of the Tenant, whether instituted by or against the Tenant, or for the appointment of a receiver or trustee of the property of the Tenant;

        (c) The taking possession of the property of the Tenant by any governmental officer or agency pursuant to statutory authority for the dissolution, rehabilitation, reorganization or liquidation of the Tenant;

        (d) The making by the Tenant of any assignment for the benefit of creditors;

        (e) If either "(a)", "(b)" or "(c)" above shall be involuntary on the part of the Tenant, the event in question shall not be deemed a default within the meaning of this lease if dismissed or vacated by the Tenant within sixty (60) days thereof;

    B. (a) A failure by the Tenant to pay the rent herein reserved, or additional rent, or any part thereof, for a period of fifteen (15) days after notice;

        (b) Failure in the performance of any other covenant or condition of this lease on the part of the Landlord or Tenant to be performed for a period of thirty (30) days after written notice thereof.

    For the purpose of subdivision "B.(b)" hereof, no failure on the part of the Landlord or Tenant in the performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall, in good faith, have been commenced promptly by the Landlord or Tenant to rectify the same, and shall be prosecuted to completion with diligence and continuity. If the matter in question shall involve building construction, and if the Landlord or Tenant shall be subject to unavoidable delay, either by reason of governmental regulations restricting the availability of labor or materials, or by strikes or other labor troubles, or by reason of conditions beyond the control of the Landlord or Tenant, the Landlord or Tenant's time to perform under this subdivision "B.(b)" shall be extended for a period commensurate with such delay.

    In the event of any such default of the Tenant, the Landlord may serve a written notice upon the Tenant that the Landlord elects to terminate this lease upon a specified date not less than thirty days after the date of the service of such notice, except in the case of a default under subdivision "B.(a)" hereof for nonpayment of rent, in which event such date shall be not less than five days after the expiration of any fifteen day notice given under said subdivision "B.(a)", and this lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted.

    In the event this lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, the Landlord or its agents, servants, or representatives may immediately or at any time thereafter re-enter and resume possession of said premises or such part thereof, and remove all persons and property therefrom, either by summary disposition proceedings or by a suitable action or proceeding at law, or by force or otherwise, without being liable for any damages therefor. No re-entry by the Landlord shall be deemed an acceptance of a surrender of this lease.

    In the event this lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, the Landlord may in its own behalf relet the whole or any portion of said premises for any period equal to, greater or lesser than the remainder of the term, for any sum suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease the Landlord may make such changes in the character of the improvements on the premises and may grant concessions or free rent as the Landlord may determine to be appropriate or helpful in effecting such lease.

                              RENT UNDER DEFAULT

    SECTION 14. In the effect this lease be terminated, and whether or not the premises be relet, the Landlord shall be entitled to recover from the Tenant, and the Tenant shall pay to the Landlord, in addition to any other damages becoming due hereunder, the following:

    An amount equal to the amount of all rents and additional rent reserved under this lease, plus any sales and use tax and other charges due hereunder, less the net rent, if any, collected by the Landlord on reletting the demised premises, which shall be due and payable by the Tenant to the Landlord on the several days on which the rent and additional rent reserved in this lease would have become due and payable; that is to say, upon each of such days the Tenant shall pay to the Landlord the amount of deficiency then existing. Such net rent collected on reletting by the Landlord shall be computed by deducting from the gross rents collected all expenses incurred by the Landlord in connection with the reletting of the premises or any portion thereof, including brokers' commissions and the cost of repairing, renovating or remodeling said premises. However, the expenses to be deducted in computing the net rent collected on reletting shall not include the cost of performing any covenant contained herein required to be performed by Landlord.

                               ENTRY OF LANDLORD

    SECTION 15. The Landlord may, at reasonable times during the term of this lease, enter to inspect the premises, or to make any alterations or repairs to the demised premises that may be necessary for its safety or preservation, and may show the premises and building to others, and at any time within six months immediately preceding the expiration of said term may affix to any suitable part of said premises a notice for letting or selling the premises or building and cause the said notice to remain affixed without hinderance or molestation. Said notice shall not be placed on the show windows or entrance of the demised premises.

                                   SELF-HELP

    SECTION 16. If Tenant shall default in the performance or observance of any agreement or condition in this lease contained on its part to be performed or observed other than an obligation to pay money, and shall not cure such default within thirty days after notice from Landlord specifying the default (or shall not within said thirty-day period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant agrees to reimburse Landlord therefor or save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said thirty-day period but after notice to Tenant, if the curing of such default prior to the expiration of said thirty-day period is reasonably necessary to protect the real estate or the improvements thereto, or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount shall be added to and become due as part of the next payment of rent due hereunder.

    If Landlord shall default in the performance or observance of any agreement or condition in this lease contained on its part to be performed or observed, and if Landlord shall not cure such default within thirty days after receipt of written notice from Tenant specifying the default, (or shall not within said thirty-day period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Tenant may, at its option, without waiving any claim for damages for breach or agreement, at any time thereafter cure such default for the account of Landlord, and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord and Landlord agrees to reimburse Tenant therefor or save Tenant harmless therefrom; provided that Tenant may cure any such default as aforesaid prior to the expiration of said thirty-day period, but after said notice to Landlord, if the curing of such default prior to the expiration of said thirty-day period is reasonably necessary to protect the real estate or Tenant's interest therein or to prevent injury or damage to persons or property or to permit Tenant to conduct its usual business operations in the demised premises. If Landlord shall fail to reimburse Tenant upon demand for any amount paid for the account of Landlord hereunder, said amount may be deducted by Tenant from the next or any succeeding payment of rent due hereunder or any other amounts due from Tenant to Landlord.

                                  INSURANCE

    SECTION 17. A. The Tenant will, during the term of this lease, and any extensions and renewals hereof, indemnify the Landlord and hold it harmless against all claims, demands, and judgments for loss, damage or injury to property or person resulting or occurring by reason of Tenant's use and occupancy of the demised premises. Tenant agrees that, at its own cost and expense, it shall procure and continue in force, in the names of the

Landlord and Tenant, general liability insurance against any and all claims for injuries to persons or property occurring in, upon or about the demised premises, including all damage from signs, glass, awnings, fixtures or other appurtenances, now or hereafter installed upon the demised premises, during the term of this lease, such insurance at all times to be in an amount not less than One Million ($1,000,000.00) Dollars combined single limit. Such insurance shall be written in a company or companies authorized to engage in the business of general liability insurance in the State of Florida, and there shall be delivered to the Landlord, upon request, customary certificates evidencing such paid-up insurance, which certificates are to be issued by the insurance companies, and shall provide that the coverage cannot be terminated or modified without 20 days notice to Landlord. In the alternative, Tenant may at any time during the term of this lease elect not to procure such general public liability insurance provided that at the time of such election the aggregate net worth of Tenant and business organizations affiliated with Tenant (as determined by generally accepted accounting principals) is not less than $250,000,000.00. If and when Tenant shall elect not to procure such insurance as aforesaid, then in such event Tenant shall give notice thereof to Landlord, which notice shall certify that Tenant's net worth is not less than $250,000,000.00. Upon the giving of said notice by Tenant, the Tenant's obligation to carry such insurance shall cease.

    B. Tenant covenants to keep in good order and repair the plate glass in the demised premises, and replace all broken glass with glass of the same size and quality as that broken. Should damage or breakage occur due to fire or windstorm, or due to the fault or negligence or neglect of the Landlord, the responsibility for replacement shall be that of the Landlord.

    C. Unless Tenant shall elect not to procure general public liability insurance as provided in Section 17 A. above, the certificates of insurance to be provided by the Tenant upon request shall show coverage for a period of not less than one year, it being understood and agreed that fifteen days prior to the expiration of any policy of insurance the Tenant will deliver to the Landlord a renewal or new policy to take the place of the policy expiring.

    D. With respect to the insurance coverage above mentioned, should the Tenant desire to carry such coverages so as to apply to the demised premises, together with other property owned or controlled by the Tenant and/or affiliated companies, customary and proper certificates of the insurance carrier in each instance as to such insurance coverage delivered to the Landlord, upon request, shall be deemed compliance with the Tenant's obligations under this section, as to both original coverage and renewals, provided that such certificates shall show that the parties insured are the Tenant and the Landlord and said certificates provide that the insurance company cannot terminate or in any way modify the described coverage without first giving Landlord thirty
(30) days prior written notice of its intent to do so.

                             WAIVER OF SUBROGATION

    SECTION 18. Each of Landlord and Tenant hereby releases the other to the extent of its insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the other party, or any persons claiming under such other party, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as the releasor's policies of fire and extended coverage insurance shall contain a clause to the effect that this release shall not affect such policies or the right of the releasor to recover thereunder. Each of Landlord and Tenant agrees that its fire and extended coverage insurance policies shall include such a clause so long as the same is obtainable and is includible without extra cost, or if such extra cost is chargeable therefor, so long as the other party pays such extra cost. If extra cost is chargeable therefor, each party will advise the other thereof and of the amount thereof, and the other party, at its election, may pay the same but shall not be obligated to do so.

     Except as provided above, nothing in this lease contained shall be deemed to release either party hereto from liability for damages resulting from the fault or negligence of said party or its agents.

                                  COMMON AREAS

     SECTION 19. A. The areas of the shopping center shown on the plot plan designated Exhibit "A" as parking areas shall at all times be maintained as Parking Areas. The expression "Parking Areas" means parking spaces and driveways and footways and includes the areas shown as parking areas on the plot plan plus such other areas as Landlord shall from time to time designate as Parking Areas. The area marked "SERVICE" upon the plot plan, excepting reasonable areas adjacent to service doors, shall be maintained during the term hereof as service roads and areas (the "Service Areas"). The Parking Areas, the Service Areas, the sidewalks, the pedestrian ramps, and the entrances and exits of the shopping center are herein called "the Common Areas". The Common Areas plus the lighting system and the drainage system servicing the Common Areas, plus all directional signs, plus any pylon signs, plus any landscaped areas within the shopping center plus any other common facilities in the shopping center are called "the Common Facilities".
Subject to Section 37 Landlord agrees that at all times there will be free and uninterrupted access (i) for motor vehicles between each of the public streets adjacent to the shopping center and the Parking Areas and the service doors of the demised premises, and (ii) for pedestrians between the Parking Areas and the demised premises. The parking spaces, driveways and footways in the Common Areas, the entrances and exits of the Common Areas, the lighting system servicing the Common Areas and the traffic flow pattern of the Common Areas shall not be changed from the layout thereof shown upon the plot plan, without the consent of Tenant in writing. If any highway median strip crossover now existing near the shopping center shall be relocated, or if the installation of a highway median strip hereafter shall include a cross-over near the shopping center, then Landlord shall, subject to Tenant's approval, use its best efforts to make such relocation of the entrances, exits and driveways of the shopping center and such changes in the traffic flow pattern of the shopping center as shall be reasonably necessary, practical and safe to conform the same to the new median strip cross-over if permitted by public authorities having jurisdiction. Landlord agrees that the Parking Areas within the shopping center will always contain at least four and seven tenths (4.7) parking spaces for so-called standard size American automobiles, and driveways and footways incidental thereto, for each one thousand (1,000) square feet of floor area in the shopping center. All such parking spaces in the shopping center shall be no less than ten feet in width.

     If any Parking Areas, Service Areas, Common Areas, Common Facilities or any part or parts thereof shall be modified, changed or altered by or as a result of demand from any state, county, local or other governmental authority or public utility beyond the control of Landlord, then it is understood that such modification, change or alteration shall not constitute a breach of any agreements or covenants referred to in the Lease. This provision does not apply to condemnation.

     B. Landlord shall prohibit: 1) the placing of any buildings on the Parking Areas except as noted on Exhibit "A", 2) the placing of any sign or structure of any nature on the Parking Areas that would prevent clear visibility from the highways, streets, or roads adjoining the shopping center to the demised premises, 3) the conduct of any business on the Parking Areas, or 4) the operation of any carnival or other entertainment on said Parking Areas.
Landlord agrees that the Parking Areas will be ground level only and Landlord shall make no charge of any kind for use of the Parking Areas or any additions thereto.

     C. Tenant and all persons having business with Tenant shall have the right to use, in common with all other occupants of the shopping center and all persons having business with such other occupants, without charge, all Common Areas and Common Facilities of the shopping center. Tenant shall have the right to use, from time to time, the sidewalks adjacent to the demised premises for sales purposes. Such sales, for the purposes of Section 4 of this lease, shall be deemed sales made in the demised premises. Tenant shall keep such sidewalks reasonably clean and neat while so used and upon completion of each such use. Maintenance of the sidewalks shall be Landlord's responsibility except as stated herein, and further except that Tenant shall maintain that portion of the sidewalk which is within Tenant's enclosed vestibule.

     D. Landlord, at all times, shall keep in good repair and condition the Pylon Signs and all Common Areas of the shopping center and all directional signs therein and all other Common Facilities, shall keep the Common Areas suitably paved and marked for parking and traffic flow, shall keep all Common Areas and other Common Facilities free of refuse and obstruction to the extent required by the business operations of the stores within the shopping center, shall keep the Common Areas and other Common Facilities properly drained, and shall keep the Pylon Signs and the Common Areas, the entrance and exit signs, and other Common Facilities adequately lighted during all times when the demised premises shall be open for business and for a reasonable time thereafter. Landlord shall repair any damage to Common Areas as the result of settling.

     E. Landlord further agrees for itself, its successors, assigns and for any subsidiary or controlling corporation, that it will not, without the consent of Tenant in each instance, erect store premises or building improvements on any parcels of land adjoining or adjacent to the Shopping Center.

     F. If in Tenant's opinion, default shall be made by Landlord in compliance with any of the agreements and covenants referred to in this
Section 19 for a period of twenty (20) days after notice from Tenant to Landlord specifying the item or items in default, and Landlord fails to proceed within said twenty (20) day period to cure the same and thereafter to prosecute the curing of such default with due diligence, then and in any such event Tenant shall have the right to take whatever steps are necessary in Tenant's opinion to cure the default, including the right to remove any buildings, persons and/or property from the Parking Areas, either with or without court action, and the costs of any steps taken by Tenant shall be payable by Landlord to Tenant upon demand. In addition, Tenant shall be entitled to: 1) damages caused by non-compliance, 2) abate rent in full during any period of non-compliance, and 3) enforcement of rights by civil action, including injunctive relief. Any rights taken hereunder by Tenant shall be in addition to every other right or remedy provided in this lease or existing at law or in equity or by statute or otherwise.

     F. In addition to the rental herein called for, Tenant agrees to pay to Landlord a sum equal to seventy-five (75 CENTS) cents per year for each square foot of floor space contained in the demised premises for maintenance of the common areas of the said shopping center.

                              COMMON AREA INSURANCE

     SECTION 20. Landlord shall maintain with respect to the Common Facilities throughout the term of this lease a policy or policies of public liability insurance in amounts of not less than Five Hundred Thousand Dollars ($500,000) with respect to injuries to any one person and not less than One Million Dollars ($1,000,000) with respect to injuries suffered in any one accident and not less than One Hundred Thousand Dollars ($100,000) with respect to damage to property, such policies of insurance to name Tenant as an additional insured thereunder and be issued for periods of not less than one (1) year by responsible insurance companies well rated by national rating organizations and authorized to do business in the state in which the demised premises are located. Landlord shall deliver such policies to Tenant at least fifteen (15) days prior to the Commencement Date, and each renewal policy at least ten (10) days prior to the expiration of the policy it renews. In lieu of delivering any policy of insurance to Tenant, Landlord may deliver to Tenant a certificate of the company issuing such policy. All such insurance policies shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to Tenant.

     Landlord shall indemnify Tenant and hold harmless Tenant, its employees and agents from and against all claim, liability, loss or expense for property damage or bodily injury arising out of or in connection with occurrences on the Common Areas and on sidewalks adjacent to the demised premises. The liability of Landlord to indemnify Tenant, as hereinabove set forth, shall not extend to any matter against which Tenant shall be effectively protected by insurance, provided, however, that if any such liability shall exceed the amount of the effective and collectible insurance in question, the said liability of Landlord shall apply to such excess.

                             OUTPARCEL RESTRICTIONS

     SECTION 21. Landlord covenants and agrees that any outparcels in or adjacent to the shopping center which are shown on Exhibit "A" attached hereto and made a part hereof (whether included in or excluded from the legal description of the shopping center) and further which have designated thereon a maximum building size, shall be held, used, occupied and transferred subject to the maximum building size restriction set forth thereon and shall also be subject to the exclusive use restrictions set forth in Section 26 of this lease, which shall be a covenant running with the land as to said outparcels. Landlord will at all times enforce said restrictions in the event there is a breach or attempted breach thereof. A default by Landlord to enforce said restrictions shall constitute a default by Landlord under the terms of this lease. Tenant, at its option, may also enforce said restrictions. Notwithstanding the foregoing, Tenant agrees that any of said


                                       -15
outparcels may be sold, leased, occupied or used by a major oil company as a combination gasoline and food convenience store provided that the total number of square feet devoted by such owner, tenant, occupant or user to the display and sale of food or food products does not exceed a total of 1,000 square feet of floor space. A default by Landlord as to this covenant shall constitute a default as provided in this section.

                                      SIGNS

     SECTION 22. Landlord agrees that Tenant shall have the right, at its own cost and expense, to erect and maintain signs advertising its business on the exterior of the demised premises, provided said signs are erected and maintained in compliance with the requirements of all governmental departments having jurisdiction over the demised premises. Nevertheless, Tenant covenants that any signs erected by it shall be of such a type and nature so as to not detract from the sightly appearance of the shopping center as a whole.

                             UNLAWFUL USE PROHIBITED

     SECTION 23. The Tenant will not permit the demised premises to be used for any unlawful purpose, or in any way that will injure the reputation of the same or of the building of which the demised premises form a part, or disturb the adjoining tenants.

                                     NOTICES

     SECTION 24. The checks for rental accruing hereunder shall be forwarded to the Landlord in care of Centrum Development Corp., One Centrum Plaza, 1 S.W. 129th Avenue, Suite 307, Pembroke Pines Florida 33027 until Tenant is notified otherwise in writing; all notices given to the Landlord hereunder shall be forwarded to the Landlord in care of Centrum Development Corp., One Centrum Plaza, 1 S.W. 129th Avenue, Suite 307, Pembroke Pines, FL 33027 by certified or registered mail, return receipt requested, until Tenant is notified otherwise in writing; and all notices given to the Tenant hereunder shall be forwarded to Tenant in care of P. 0. Box 407, Lakeland, Florida 33802, by certified or registered mail, return receipt requested, until Landlord is notified otherwise in writing.

     Landlord and Tenant agree that in the event of an alleged default by Tenant under the terms of this lease, any mortgagee of the shopping center of which the demised premises forms a part may elect to give notice to Tenant specifying the default, and such notice shall have the same effect under this lease as notice from Landlord. Any conflicting notice given by such mortgagee shall supercede any notice given by the Landlord.

                                INDUCEMENT CLAUSE

     SECTION 25. The Landlord covenants and agrees that it has induced Tenant to execute and deliver this lease by Landlord's representation that prior to construction of the demised premises the following tenants will enter into a noncancellable lease, except for default, condemnation or other causes for which a lease would normally be cancelled, in said shopping center, in the location and of the general size and area as shown on Exhibit "A" hereto attached and made a part hereof, for the number of years set forth below, to-wit:

          Tenant                             Number of Years
-------------------------               --------------------------
Drug Store - 9,000 sq. ft.                   twenty (20) years
             minimum

Anything to the contrary notwithstanding, should Landlord fail to erect for and deliver store space to the aforementioned tenants, on or before occupancy by Tenant, then Tenant shall have further right, at its option, to cancel this lease.

     A. The Landlord agrees that at the time Landlord delivers possession of the demised premises or simultaneously therewith, Landlord will deliver to the tenants referred to above in this section possession of premises as shown on Exhibit "A". Landlord further agrees that the premises occupied by such tenants in this shopping center shall at all times be located as shown on said Exhibit "A".

                                  EXCLUSIVE USE

     SECTION 26. Provided Tenant is operating a supermarket at the demised premises, Landlord covenants that Tenant shall have the exclusive right, during the term of this lease and during the term of any extension or renewal thereof, to operate a retail type grocery supermarket, bakery, delicatessen and fish market in said shopping center, and leases entered into with other tenants in said shopping center will prohibit such other tenants from selling at retail items of food for consumption off the premises.

     Should any other tenant in said shopping center violate the foregoing provision to be inserted in its lease, Landlord will promptly and expeditiously as possible, after notice, take any and all steps necessary to prevent such violations.

     Notwithstanding anything contained herein to the contrary, this exclusive shall not apply to other stores in the shopping center which might sell food prepared on the premises for consumption off the premises, nor shall this exclusive apply to an ice-cream parlor, candy store, fruit shipper, restaurants (other than a delicatessen), "fast food" restaurants nor to any other tenant whose sale of food for consumption off the premises is incidental to its main business. In addition, this exclusive shall not apply to a health food store, nor to beer and wine sold by a liquor store.

     As provided in Section 21 of this lease, any outparcels in or adjacent to the shopping center which are shown on Exhibit "A" attached hereto and made a part hereof (whether included or excluded from the legal description of the shopping center) shall be subject to the provisions of this Section 26, and no such outparcels may be sold, leased, occupied or used for purposes which would violate the exclusive rights granted to Tenant herein.

                        EXCLUSIVE CLAUSES IN OTHER LEASES

     SECTION 27. Landlord covenants and agrees that any exclusive use clauses which may be contained in leases with other tenants in the shopping center of which the demised premises forms a part will expressly provide that such exclusive use clauses or exclusive right of sale clauses shall not be applicable to the premises leased to Tenant herein provided Tenant is operating a supermarket in the demised premises. Landlord shall save Tenant harmless from, and indemnify Tenant against, any and all actions, damage, or claims, costs and expenses, of any kind or nature, by reason of violation by Tenant of any exclusive clause or exclusive right of sale clause contained in the lease of another tenant or tenants in the shopping center.

                                  WATER DAMAGE

     SECTION 28. Landlord shall not be liable for any damages done or occasioned by or from plumbing, gas, water, steam or other pipes, or sewage or the bursting, leaking or running of any cistern, tank, washstand, water closet, or waste pipe in, above, upon or about said premises, nor for any damage arising from acts of negligence of co-tenants or other occupants of the same building, or any owners or occupants of adjoining or contiguous property. Landlord shall make all repairs to the interior of the premises caused by water leaking or running through the roof or seepage through outside walls, unless same is due to the acts or omissions of Tenant or any of its employees, agents or representatives or anyone engaged or hired by the Tenant to do work on or about the demised premises. The Landlord's obligation to make said repairs is expressly conditioned upon receipt of written notice of any leaks upon Tenant's knowledge of same.

                                LANDLORD'S TITLE

     SECTION 29. Landlord covenants and warrants that it is the owner of the shopping center and has the full and unrestricted right to execute this lease and lease the demised premises to Tenant. Landlord further covenants that there are no restrictive covenants, zoning ordinances or other regulations which will prevent Tenant from conducting its usual business in the demised premises, and that the demised premises are free from liens, leases, encumbrances or defects in title affecting the demised premises or any rights granted Tenant in this lease other than those set forth in Exhibit "C" which is attached hereto and made a part hereof.

                                 TITLE TRANSFER

     SECTION 30. It is understood and agreed that in the event of any change in or transfer of title of the Landlord in or to the demised premises, or any part thereof, whether voluntary or involuntary, or by the act of the Landlord or by operation of law, the Tenant shall be under no obligation to pay rents thereafter accruing to the transferee until notified in writing of such change in title and being given satisfactory proof thereof, and the withholding of such rents in the meantime shall not be deemed a default on the part of the Tenant.

                                   LANDSCAPING

     SECTION 31. Landlord agrees to landscape the shopping center of which the demised premises forms a part in accordance with the landscaping plans shown on Exhibit "A" Landlord further agrees to install an adequate irrigation system to irrigate the landscaped areas shown on the landscaping plans, and Landlord agrees to maintain the landscaping and irrigation system throughout the term of this lease and any renewals thereof.

                                    SALES TAX

     SECTION 32. Tenant agrees to pay any Florida sales and use tax levied upon the rent payable by Tenant under this lease. Tenant shall defend, indemnify and hold Landlord harmless from any and all liability resulting from Tenant's failure to comply, in a timely fashion, with the preceding sentence.

                                    LIENS

    SECTION 33. A. If any mechanic's or other liens, or order for the payment of money, shall be filed against the demised premises, or any building or improvements thereon, by reason of change or alteration or addition made or alleged to have been made by or for the Tenant, or the cost or expense thereof, or any contract relating thereto, the Tenant shall cause the same to be cancelled and discharged of record, by bond or otherwise, at the election and expense of the Tenant, and shall also defend on behalf of the Landlord, at the Tenant's sole cost and expense, any action, suit or proceeding which may be brought thereon for the enforcement of such lien, liens or orders, and the Tenant will pay any damage and satisfactorily discharge any judgement entered therein, and save harmless the Landlord from any claim, attorney fees or damage therefrom.

    B. If any mechanic's or other liens, or order for payment of money shall be filed against the demised premises, or on any building or improvements thereon, for any of the reasons provided in this section, and shall not be removed by the Tenant within thirty (30) days after notice given by the Landlord, the Landlord shall have the right to remove same by payment or otherwise, and all sums expended by the Landlord for such removal, including counsel fees, shall be paid by the Tenant unto the Landlord upon demand, and shall be deemed to be additional rent due under this lease.

    C. All persons doing work for or furnishing labor or materials to the demised premises on the order of or on behalf of the Tenant shall look solely to the Tenant's interest in the demised premises and shall have no lien rights against Landlord's interest in the demised premises.

                               TRADE FIXTURES

    SECTION 34. All trade fixtures and equipment owned by Tenant, and installed or placed by it upon the demised premises, may be removed by the Tenant at any time during the term, or upon the expiration thereof. Tenant agrees to repair any damage to the building occasioned by the removal of such trade fixtures. Upon request of the Tenant, Landlord shall execute and deliver any real estate consent or waiver forms reasonably acceptable to Landlord and Landlord's mortgagee submitted by any unaffiliated third party, vendors, lessors, chattel mortgagees, lending institutions, or holders of any security interest in, or owners of, any trade fixtures, machinery, equipment, furniture or other personal property kept or installed on the demised premises by Tenant, setting forth the fact that the Landlord waives, in favor of such submitting party, any lien or security interest (whether by agreement, statute or otherwise) it may have in the property covered by such consent or waiver form and further waives all rights of distress and of levy for rent with respect to the property covered by such consent or waiver form in the event of default by Tenant in the lease. Tenant hereby releases and holds Landlord harmless and shall indemnify Landlord from any claims or costs resulting from Landlord allowing access to the demised premises or allowing removal of any property of Tenant relating to any such consents or waivers submitted to Landlord. Landlord shall further acknowledge that the property covered by such consent or waiver forms is personal property and is not to become a part of the realty no matter how affixed thereto and that such property may be removed from the demised premises by the vendor, lessor, chattel mortgagee, lending institution, or holder or owner at any time upon default by the Tenant in the terms of such chattel mortgage or other similar documents, free and clear of any claims or lien of the Landlord herein, provided that the remover thereof agrees to be liable for and indemnifies Landlord from any damages or costs incurred in connection with such removal.

                               COST AND EXPENSE

    SECTION 35. Wherever in this lease provision is made for the doing of any act by any person it is understood and agreed that such act shall be done by such person at its own cost and expense unless a contrary intent is expressed.

                                  SUCCESSORS

    SECTION 36. It is agreed that the respective rights and obligations hereunder shall inure to, and be binding upon, the respective heirs, distributees, devisees, legal and personal representatives, assigns, grantees and successors in interest of the Landlord, and shall inure to, and be binding upon the permitted assigns and successors in interest of the Tenant.

                                    DELAYS

    SECTION 37. In any case where either party hereto is required to do any act (other than make a payment of money) delays caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, general shortages of labor, materials or equipment, government regulations or other causes beyond such party's reasonable control shall not be counted in determining the time when the performance of such act must be completed, whether such time be designated by a fixed time, a fixed period of time or "a reasonable time". In any case where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made, both to the party required to perform such work and to the party required to make such payment, for delays in the collection of such proceeds and awards. The provisions of this Section 37 shall not apply to the dates set forth in Sections 2 and 5.

                                  HOLDING OVER

    SECTION 38. If Tenant or any person claiming under Tenant shall remain in possession of the demised premises or any part thereof after the expiration of the term of this lease without any agreement in writing between Landlord and Tenant with respect thereto, prior to acceptance of rent by Landlord the person remaining in possession shall be deemed a tenant at sufferance and after acceptance of rent by Landlord the person remaining in possession shall be deemed a tenant from month to month, subject to the provisions of this lease insofar as the same may be made applicable to a tenancy from month to month.

                                   DISPUTES

    SECTION 39. It is agreed that if at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other party under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest", such payment not being regarded as a voluntary payment and there shall survive the right on the part of said party to institute suit for recovery of such sum and if it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this lease; and if at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the cost thereof "under protest" and the performance of such work shall in no event be regarded as a voluntary performance, and there shall survive the right on the part of said party to institute suit for the recovery of the cost of such work, and if it shall be adjudged that there was no legal obligation on the part of said party to perform the same or any part thereof, said party shall be entitled to recover the cost of such work or the cost of so much thereof as said party was not legally required to perform under the provisions of this lease.

                                   CAPTIONS

    SECTION 40. The captions used in this lease are for convenience only, and are not a part of this lease, and do not in any way limit or amplify the terms and provisions hereof. Any gender used herein shall be deemed to refer to any other gender more grammatically applicable to the party to whom such use of gender relates. The use of the singular herein shall be deemed to include the plural, and, conversely, the plural shall be deemed to include the singular.

                                 MISCELLANEOUS

    SECTION 40. Tenant covenants and agrees to open its store for business for one day following the date Landlord furnishes Tenant written notice as provided in Section 5 of this lease that the demised premises are ready for Tenant's occupancy. However, following said opening day, nothing contained in this lease agreement shall be construed to require Tenant to keep its store open for business. If Tenant elects to close the demised premises for business and the demised premises are not reopened for business by Tenant, or any assignee or sublessee of Tenant, within a period of six months from the date the demised premises are closed, then Landlord, at its option, may cancel this lease upon written notice to Tenant. In the event Landlord elects to cancel this lease, all liabilities of Landlord and Tenant shall terminate as of the date of such cancellation.

                                     TAXES

    SECTION 42. Tenant shall reimburse the Landlord for Tenant's proportionate share of general real estate taxes for the entire premises paid by Landlord.
The amount of each year's tax bill to be used in such computation shall be the net amount of taxes payable in the first tax payment month. The amount of taxes chargeable to the demised premises shall be that portion of all taxes assessed against the shopping center as a whole (including public areas) in the ratio that the 42,112 square foot leased premises bears to the square footage of all buildings erected in said shopping center. In no event shall Tenant be required to pay its proportionate share of any increase in general real estate taxes which may result from a revaluation of the entire premises due to a sale thereof by anyone other than Tenant.

    In any expansion of the demised premises, the tax base for the expansion area will be established by the same formula as that used in the first instance.

    Landlord agrees to pay all taxes before delinquency, and Tenant shall not be obligated to pay any portion of any penalty for delinquent payment. Tenant agrees to reimburse Landlord within thirty (30) days after proof of payment has been tendered to Tenant by Landlord. Any payment due hereunder shall be prorated as of the termination or expiration date of this lease agreement.

                                   PYLON SIGN

    SECTION 43. Landlord,* agrees to erect at its cost and expense a pylon sign displaying the name of the shopping center and displaying the names of no more than ** tenants in the shopping center, one of whom shall be Tenant.
Tenant shall have the right to approve the design and location and costs of said sign, which approval Tenant agrees not to unreasonably withhold. Tenant agrees to reimburse Landlord for Tenant's proportionate share of the costs for the erection of said sign within fifteen (15) days from receipt by Landlord of a statement certified by an officer of Landlord showing the costs incurred for the erection of said sign and Tenant's proportionate share. Landlord shall furnish and pay for electricity to illuminate said sign and shall maintain said sign throughout the term of this lease. The cost of maintaining said sign shall be included in common area maintenance expenses subject to reimbursement as provided in Section 19 G of this lease.

                               RIGHT TO CURE DEFAULT

    SECTION 44. Except as may be provided elsewhere in this lease agreement, should Landlord default in the performance of any of its obligations under this lease, Tenant agrees that, prior to cancelling this lease or withholding any rent hereunder or making any payments against rent due hereunder (except for emergency repairs), the Tenant shall give the Landlord and Landlord's first mortgagee (provided the Tenant has been notified of the name and address of same) not less than thirty (30) days' written notice setting forth the default giving rise to such right, sent by certified mail. In the event Landlord and/or Landlord's first mortgagee, as the case may be, within such thirty (30) day period, (a) commences to cure the default which is the subject of such notice and either cures such default within said thirty (30) day period, or, if such default cannot be reasonably cured within thirty (30) days, commences to cure such default and prosecutes such cure diligently through to the completion thereof or (b) commences foreclosure proceedings and prosecutes such foreclosure proceedings diligently through to completion thereof, the Tenant shall not have the right to cancel this lease, withhold any rents hereunder or claim any offset against rent due hereunder. The foregoing conditions precedent to Tenant's making payments and/or withholding or offsetting rent shall not apply in any instance where Tenant expends monies in the reasonable belief that such expenditure is necessary to protect the premises or its possession or right to possession of the premises.

                                 EMINENT DOMAIN

    SECTION 45. TERMINATION. If more than ten (10%) percent of the gross floor area of the demised premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase under threat thereof, this lease shall terminate upon the election of Tenant effective on the date possession of a portion of the demised premises is taken by the condemning authority.

    A. ABATEMENT OF RENT. If less than ten (10%) percent of the gross floor area of the demised premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase under threat thereof, this lease shall not terminate, or if more than ten (10%) percent of the gross floor area of the demised premises is so taken and this lease is not terminated in


* at Landlord's option,

** five (5)
accordance with the preceding subparagraph, then in either of such events the annual minimum rental (but not percentage rate) payable hereunder during the unexpired portion of the term shall be reduced on an equitable basis in accordance with the uses of the area of the demised premises so taken.

    B. TERMINATION RIGHT. If any portion of the Common Areas should be taken for any public or quasi-public use by eminent domain, or by private purchase under threat thereof, this lease shall not terminate, nor shall the rent payable hereunder be reduced, nor shall Tenant be entitled to any part of the award made for such taking, except that Tenant may terminate this lease if the area of the Common Areas remaining following such taking, plus any additional, commercially equivalent parking area provided within a reasonable time by Landlord in reasonable proximity to the shopping center, shall be less than eighty (80%) percent of the original area of the Common Areas. Any election to terminate this lease following condemnation shall be evidenced by written notice of termination delivered within thirty (30) days after the date on which Tenant is notified of such taking or such sale, and, in the event that Tenant shall not so exercise such election to terminate this lease, then this lease shall continue in full force and effect.

    C. RESTORATION. If this lease is not terminated following any condemnation, Landlord shall make all repairs or alterations necessary to make an architectural whole of the remaining portions of the demised prmeises which were originally included within Landlord's Work, in substantially the same condition as prior to such taking, but Landlord shall not be required to expend more than the amount of the award; provided, however, if the amount of the award is not sufficient for Landlord to make the necessary repairs and alterations to the demised prmeises as described above, and Landlord elects not to spend any additional money to make such repairs or alterations, then Tenant shall have the right to terminate this lease by notifying Landlord within thirty (30) days after landlord's receipt of such award and notice to Tenant, in which event this lease shall terminate and Landlord and Tenant shall have no further rights, duties or obligations hereunder, except for such rights, duties or obligations which survive a termination of this lease. Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence and at its sole cost and expense to refixture the demised premises to substantially the same condition they were in prior to such taking.

    D. AWARDS. All compensation awarded for any taking (or proceeds of private sale under threat thereof), whether for the whole or a part of the demised premises, shall be the property of Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for the value of the remaining term of the leasehold estate, the loss of business or for the taking of Tenant's fixtures and personal property within the demised premises and nothing herein shall prevent Tenant from making a claim for the aforesaid matters.

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

    SECTION 46. The Tenant agrees that this lease shall at all times be subject and subordinate to the lien of any mortgage (which shall include all security instruments) that may be placed on the demised premises by the Landlord; and Tenant agrees, upon demand, without cost, to execute an instrument in the same, or substantially the same form as that instrument attached hereto as Exhibit "D" and made a part hereof, as may be required to effectuate such subordination; provided, however, as a condition to this subordination provision, the Landlord shall obtain from any such mortgagee an agreement in writing, which shall be delivered to Tenant, provided in substance that, so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this lease, its tenancy shall not be disturbed, nor shall this lease be affected by any default under such mortgage, and in the event of foreclosure or any enforcement of any such mortgage, the purchaser at such foreclosure sale shall be bound to Tenant for the term of this lease, the rights of Tenant hereunder shall expressly survive, and this lease shall in all respects continue in full force and effect, provided, however, that Tenant fully performs all of its obligations hereunder.

                              ESTOPPEL CERTIFICATE

    SECTION 47. Tenant agrees, upon request in writing from the Landlord, to execute and deliver to the Landlord, for the benefit of such persons as Landlord names in such request, a statement in writing and in the form set forth in Exhibit "E" attached hereto and made a part hereof, certifying the matters set forth therein.

                           CONSTRUCTION CONTRIBUTION

    SECTION 48. Tenant agrees to pay to Landlord the sum of $200,000.00 as a contribution toward costs expended by Landlord for improvements to the demised premises. Said sum shall be due and payable within ten (10) days from the date Tenant opens its store for business in the demised premises.

    SECTION 49. This lease embodies the entire contract of the parties hereto, and shall not be altered, changed or modified in any respect, except by an instrument of equal dignity to this instrument.

    IN WITNESS WHEREOF, the parties hereto have set their hands and seals to duplicates hereof, the day and year first above written, or caused the within to be duly executed by their proper officers and the seal of the corporation hereto affixed by proper authority of their Board of Directors.

Witnesses:                             CENTRUM G.B. II CORPORATION

/s/ Terry Lopez                        By: /s/ Larry illegible
---------------------------------          ---------------------------------
                                               Executive Vice President


/s/ illegible                          Attest:  /s/ illegible
---------------------------------              --------------------------------
                                                      Assistant Secretary


Witnesses:                             PUBLIX SUPERMARKETS, INC.

/s/ illegible                          By: /s/ C.A. Jenkins, Jr.
---------------------------------          ---------------------------------
                                               Executive Vice President


/s/ illegible                          Attest: /s/ illegible
---------------------------------              --------------------------------
                                                      Assistant Secretary

                                                                          [SEAL]

STATE OF FLORIDA

COUNTY OF BROWARD


     The foregoing instrument was acknowledged before me this 31st day of July, 1989 by Larry Orlinsky and Adele Spallone, President and Secretary respectively of CENTRUM G.B. II CORPORATION, a Florida corporation, on behalf of said corporation.

                                        /s/ Teresa Tamayo
                                        -------------------------
                                        Notary Public


My Commission Expires:

   [Notary Seal]



STATE OF FLORIDA

COUNTY OF POLK

     The foregoing instrument was acknowledged before me this 10th day of August, 1989 by C. H. JENKINS, JR. and S. Keith Billups Executive Vice President & Asst. Secretary respectively of PUBLIX SUPER MARKETS, INC., a Florida corporation, on behalf of said corporation.


                                        /s/
                                        -------------------------
                                        Notary Public

My Commission Expires:

   [Notary Seal]

                               MEMORANDUM OF LEASE


     THIS MEMORANDUM OF LEASE made this      day of       , 1991,  between
STILES HUNT PROPERTIES, a Florida general partnership and Florida joint venture, (successor in interest to Centrum G.B. II Corporation)

hereinafter called the "Landlord", and PUBLIX SUPER MARKETS, INC., a Florida corporation,

hereinafter called the "Tenant".

                              W I T N E S S E T H:

     For and in consideration of the sum of ONE ($1.00) DOLLAR and other valuable considerations in hand paid by Tenant, receipt of which is hereby acknowledged by Landlord, Landlord hereby demises to Tenant, and Tenant hereby leases from Landlord, upon and subject to covenants and agreements set forth herein, and in certain agreements between Landlord and Tenant bearing even date herewith, hereinafter called the "Lease Agreement", which Lease Agreement is and shall be a part of this instrument as fully and completely as if the same were set forth herein, the premises located in the City of Miami, County of Dade, State of Florida, hereinafter called the "demised premises", more particularly described as follows:

     Said premises form a part of a Shopping Center known as Gardens Square Shopping Center, as shown on the plat or plan thereof which is attached hereto and designated EXHIBIT "A". The portions of said Shopping Center which form the demised premises as shown on EXHIBIT "A" are as follows:

     That certain parcel of land outlined in red and designated Publix on said "EXHIBIT "A" together with a one story building to be erected by the Landlord thereon in accordance with the terms of said Lease Agreement.

     TOGETHER with the right, privilege and easement to use those portions of said Shopping Center which are designated "PARKING" on said EXHIBIT "A", exclusively for the parking of automobiles and other passenger vehicles of the Tenant and of persons trading or doing business with Tenant, in common with others trading or doing business at other stores or offices in said Shopping Center.

     The Shopping Center premises in which the demised premises are located are comprised of those certain parcels or tracts of land more particularly described as follows:

               See Exhibit "B" attached hereto and made a part hereof.

     TOGETHER with the right and easement in common with others to use, for all customary and proper purposes, the sidewalks, aisles, streets, roads, alleys, walks, parkings, common areas and service areas shown on said EXHIBIT "A" or which may be hereafter established with the Tenant's written consent.

     Section 19 of the Lease Agreement provides in part as follows:

                                  COMMON AREAS

     SECTION 19. A. The areas of the shopping center shown on the plot plan designated Exhibit "A" as parking areas shall at all times be maintained as Parking Areas. The expression "Parking Areas" means parking spaces and driveways and footways and includes the areas shown as parking areas on the plot plan plus such other areas as Landlord shall from time to time designate as Parking Areas. The area marked "SERVICE" upon the plot plan, excepting reasonable areas adjacent to service doors, shall be maintained during the term hereof as service roads and areas (the "Service Areas"). The Parking Areas, the Service Areas, the sidewalks, the pedestrian ramps, and the entrances and exits of the shopping center are herein called "the Common Areas". The Common Areas plus the lighting system and the drainage system servicing the Common Areas, plus all directional signs, plus any pylon signs, plus any landscaped areas within the shopping center plus any other common facilities in the shopping center are called "the Common Facilities". Subject to Section 38, Landlord agrees that at all times there will be free and uninterrupted access (i) for motor vehicles between each of the public streets adjacent to the shopping center and the Parking Areas and the service doors of the demised premises, and
(ii) for pedestrians between the Parking Areas and the demised premises. The parking spaces, driveways and footways in the Common Areas, the entrances and exits of the Common Areas, the lighting system servicing the Common Areas and the traffic flow pattern of the Common Areas shall not be changed from the layout thereof shown upon the plot plan, without the consent of Tenant in writing. If any highway median strip crossover now existing near the shopping center shall be relocated, or if the installation of a highway median strip hereafter shall include a cross-over near the shopping center, then Landlord shall, subject to Tenant's approval, use its best efforts to make such relocation of the entrances, exits and driveways of the shopping center and such changes in the traffic flow pattern of the shopping center as shall be reasonably necessary, practical and safe to conform the same to the new median strip cross-over if permitted by public authorities having jurisdiction. Landlord agrees that the Parking Areas within the shopping center will always contain at least four and seven tenths (4.7) parking spaces for so-called standard size American automobiles, and driveways and footways incidental thereto, for each one thousand (1,000) square feet of floor area in the shopping center. All such parking spaces in the shopping center shall be no less than ten feet in width.

     If any Parking Areas, Service Areas, Common Areas, Common Facilities or any part or parts thereof shall be modified, changed or altered by or as a result of demand from any state, county, local or other governmental authority or public utility beyond the control of Landlord, then it is understood that such modification, change or alteration shall not constitute a breach of any agreements or covenants referred to in the Lease. This provision does not apply to condemnation.

     B. Landlord shall prohibit: 1) the placing of any buildings on the Parking Areas, 2) the placing of any sign or structure of any nature on the Parking Areas that would prevent clear visibility from the highways, streets, or roads adjoining the shopping center to the demised premises, 3) the conduct of any business on the Parking Areas, or 4) the operation of any carnival or other entertainment on the Parking Areas. Landlord agrees that the Parking Areas will be ground level only and Landlord shall make no charge of any kind for use of the parking area or any additions thereto.

     C. Tenant and all persons having business with Tenant shall have the right to use, in common with all other occupants of the shopping center and all persons having business with such other occupants, without charge, all Common Areas and Common Facilities of the shopping center. Tenant shall have the right to use, from time to time, the sidewalks adjacent to the demised premises for sales purposes. Such sales, for the purposes of Section 4 of this lease, shall be deemed sales made in the demised premises. Tenant shall keep such sidewalks reasonably clean and neat while so used and upon completion of each such use. Maintenance of the sidewalks shall be Landlord's responsibility except as stated herein, and further except that Tenant shall maintain that portion of the sidewalk which is within Tenant's enclosed vestibule.

     D. Landlord, at all times, shall keep in good repair and condition the Pylon Signs and all Common Areas of the shopping center and all directional signs therein and all other Common Facilities, shall keep the Common Areas suitably paved and marked for parking and traffic flow, shall keep all Common Areas and other Common Facilities free of refuse and obstruction to the extent required by the business operations of the stores within the shopping center, shall keep the Common Areas and other Common Facilities properly drained, and shall keep the Pylon Signs and the Common Areas, the entrance and exit signs, and other Common Facilities adequately lighted during all times when the demised premises shall be open for business and for a reasonable time thereafter. Landlord shall repair any damage to Common Areas as the result of settling.

     E. Landlord further agrees for itself, its successors, assigns and for any subsidiary or controlling corporation, that it will not, without the consent of Tenant in each instance, erect store premises or building improvements on any parcels of land adjoining or adjacent to the Shopping Center.

     F. If in Tenant's opinion, default shall be made by Landlord in compliance with any of the agreements and covenants referred to in this
Section 19 for a period of twenty (20) days after notice from Tenant to Landlord specifying the item or items in default, and Landlord fails to proceed within said twenty (20) day period to cure the same and thereafter to prosecute the curing of such default with due diligence, then and in any such event Tenant shall have the right to take whatever steps are necessary in Tenant's opinion to cure the default, including the right to remove any buildings, persons and/or property from the Parking Areas, either with or without court action, and the costs of any steps taken by Tenant shall be payable by Landlord to Tenant upon demand. In addition, Tenant shall be entitled to: 1) damages caused by non-compliance, 2) abate rent in full during any period of non-compliance, and 3) enforcement of rights by civil action, including injunctive relief. Any rights taken hereunder by Tenant shall be in addition to every other right or remedy provided in this lease or existing at law or in equity or by statute or otherwise.

     Section 21 of the Lease Agreement provides as follows:

                             OUTPARCEL RESTRICTIONS

     SECTION 21. Landlord covenants and agrees that any outparcels in or adjacent to the shopping center which are shown on Exhibit "A" attached hereto and made a part hereof (whether included in or excluded from the legal description of the shopping center) and further which have designated thereon a maximum building size, shall be held, used, occupied and transferred subject to the maximum building size restriction set forth thereon and shall also be subject to the exclusive use restrictions set forth in Section 26 of this lease, which shall be a covenant running with the land as to said outparcels. Landlord will at all times enforce said restrictions in the event there is a breach or attempted breach thereof. A default by Landlord to enforce said restrictions shall constitute a default by Landlord under the terms of this lease. Tenant, at its option, may also enforce said restrictions.

     TO HAVE AND TO HOLD the same for a term beginning on the 1st day of September, 1991, and ending on the 31st day of August, 2011, at midnight, unless sooner terminated as in the Lease Agreement provided or permitted.

     AND FOR SAID CONSIDERATIONS the Landlord has granted and hereby does grant unto the Tenant the right and option to extend said term to and including August 31, 2031, all in the manner and upon the covenants and agreements set forth herein and in the Lease Agreement.

     IN WITNESS WHEREOF, the parties hereto, by their undersigned officers, respectively have caused this instrument to be executed as of the day and year first above written.

                                        STILES HUNT PROPERTIES
                                        a Florida general partnership
                                        and a Florida joint venture

                                        COMMONS ASSOCIATES, LTD., a
Witnesses:                              Florida limited partnership
/s/
-------------------------               By: /s/ Terry W. Stiles
                                           ---------------------------
                                        Terry W. Stiles, General Partner

/s/
-------------------------

                                        and

                                        TED A. HUNT, Joint Venturer

/s/                                     /s/ Ted A. Hunt
-------------------------               ------------------------------
                                        Ted A. Hunt

/s/
-------------------------
                                                (CORPORATE SEAL)

Witnesses:                              PUBLIX SUPER MARKETS, INC.

                                        By:
------------------------                   ----------------------------
                                               Chairman of the
                                             Executive Committee

                                        Attest:
------------------------                       ------------------------
                                                              Secretary


                                              (CORPORATE SEAL)



STATE OF FLORDIA

COUNTY OF BROWARD

     The foregoing instrument was acknowledged before me this 2 day of May, 1991 by TERRY W. STILES, as General Partner on behalf of COMMONS ASSOCIATES,
LTD, a Florida limited partnership, General Partner of STILES HUNT PROPERTIES, a Florida limited partnership and joint venture.


                                        /s/
                                        ------------------------------
                                        Notary Public


My Commission Expires:

     [Notary Seal]


STATE OF FLORIDA

COUNTY OF BROWARD

     The foregoing instrument was acknowledged before me this 2 day of May, 1991 by TED A. HUNT, Joint Venturer of STILES HUNT PROPERTIES, a Florida limited partnership and a Florida joint venture.


                                        /s/
                                        ------------------------------
                                        Notary Public


My Commission Expires:

     [Notary Seal]



STATE OF FLORIDA

COUNTY OF POLK

     The foregoing instrument was acknowledged before me this ____ day of ___________, 1991 by C. H. JENKINS, JR. and S. KEITH BILLUPS, Chairman of the Executive Committee and Secretary respectively of PUBLIX SUPER MARKETS, INC., a Florida corporation, on behalf of said corporation.


                                        ------------------------------
                                        Notary Public


My Commission Expires:

                                   EXHIBIT "A"

                          FLOOR PLAN OF LEASED PREMISES
                                 (NOT TO SCALE)

                            LANDLORD BAY NUMBER _____

                        (To be provided at a later date)


                    [MAP OF GARDENS SQUARE SHOPPING CENTER]

Landlord reserves the right to relocate Tenant.

                                   Exhibit "B"


That portion of Tracts 41, 42 and the South 55 feet of Tract 43 of Section 3, Township 52 South, Range 40 East of "FLORIDA FRUIT LANDS COMPANY'S SUBDIVISION NO. 1", according to the Plat thereof as recorded in Plat Book 2 at page 17 of the Public Records of Dade County, Florida, less the South 55.00 feet of said
Section 3 for right-of-way purposes; said portions of Tracts 41 and 42 and the South 55 feet of Tract 43 being more fully described as follows:

     Commence at the Southwest corner of said Section 3; thence North 00 degrees, 03 minutes, 56 seconds West along the West line of said Section 3 for 55.04 feet; thence South 87 degrees, 48 minutes, 34 seconds East along a line parallel with and 55.00 feet North of the Southerly line of said
     Section 3 for 15.01 feet to POINT OF BEGINNING of the hereinafter described parcel of land; thence North 00 degrees, 03 minutes, 56 seconds West along a line parallel with and 15.00 feet East of the West line of said Section 3 for 660.42 feet; thence South 87 degrees, 48 minutes, 44 seconds East along a line parallel with and 55.00 feet North of the Southerly line of said Tract 43 for 685.53 feet; thence South 00 degrees, 03 minutes, 56 seconds East along a line parallel with and 700.00 feet East of the west line of said Section 3 for 660.45 feet to a point on the Northerly right-of-way of N.W. 186th Street (Miami Gardens Drive) as recorded in Official Records Book 8364, at page 784 of the Public Records of Dade County, Florida; thence North 87 degrees, 48 minutes, 34 seconds West along said Northerly right-of-way line for 685.53 feet to the POINT OF BEGINNING.

Lying and being in Dade County, Florida.




Also legally described as STILES HUNT PLAT, as recorded in Plat Book 138, Page 85, Public Records of Dade County, Florida.